Exhibit 99.1

NEWS

RELEASE

Media Relations:	Investor Relations:

ARAMARK Corporation	ARAMARK Corporation
Kristine Grow, 215-238-3538	Bobbi Chaville, 215-238-3726
grow-kristine@aramark.com	chaville-bobbi@aramark.com

ARAMARK REPORTS RECORD SECOND-QUARTER SALES

•	Sales increase 6 percent to $2.83 billion

•	Net income increases 10 percent to $59 million

•	Diluted earnings per share increase 14 percent to $0.32

•	International sales grow 13 percent

PHILADELPHIA, May 10, 2006 – ARAMARK Corporation (NYSE: RMK), a world leader in providing professional services, today reported sales of $2.83 billion for the second quarter of 2006, a record for a second quarter and a 6 percent increase over the prior year quarter. Organic sales growth was 6 percent.

Net income for the quarter increased 10 percent to $59 million and diluted earnings per share were up 14 percent to $0.32.

Year-to-Date Results

For the first six months of fiscal 2006, sales increased 7 percent to $5.76 billion compared to the prior year period. Organic growth was 6 percent. Reported net income increased 21 percent to $152 million, and diluted earnings per share increased 24 percent to $0.82, including $0.08 related to a tax adjustment in the first quarter.

Chief Executive Officer’s Comments

“I am satisfied with the results we saw in the second quarter and the organic growth rates we achieved in most of our business segments,” said Joseph Neubauer, Chairman and Chief Executive Officer of ARAMARK.

Second-Quarter Results

In the Food and Support Services – U.S. segment, sales increased 5 percent from the prior year quarter to $1.8 billion. Organic sales growth was 6 percent. Segment operating income was $73.9 million.

New business wins in the quarter included The Children’s Hospital of Philadelphia, Deer Creek State Park, U.S. Trust and Rockwell International.

Sales in the Food and Support Services – International segment grew 13 percent to $642 million, with organic sales growth of 9 percent. Segment operating income rose sharply from the prior year quarter to $33.6 million, with operating income margins of 5.2 percent.

New business wins in the quarter included Outward Bound in the United Kingdom, Mount Allison University in Canada, and Kwandong University College of Medicine in Korea.

In the Uniform and Career Apparel – Rental segment, sales increased 7 percent to $299 million. Organic growth was 5 percent. Segment operating income increased 7 percent to $31.3 million, despite significantly higher energy costs.

New customers in the quarter included Wal-Mart Private Fleet and Transportation.

Sales in the Uniform and Career Apparel – Direct Marketing segment were $103 million. The segment reported a small loss for the quarter.

ARAMARK Receives Top Honors

During the second quarter, ARAMARK was recognized by FORTUNE magazine as one of America’s Most Admired Companies for 2006. ARAMARK ranked first in its industry, consistently ranking since 1998 as one of the top three most admired companies in its industry as evaluated by peers and industry analysts.

ARAMARK was also named to The Global Outsourcing 100, which recognizes the world’s top outsourcing service providers and is based on evaluations by an independent judge’s panel.

Guidance

For the full year, ARAMARK expects sales between $11.5 billion and $11.7 billion and diluted earnings per share between $1.60 and $1.65 before the effect of the $.08 first quarter tax adjustment, consistent with the company’s prior annual guidance.

ARAMARK anticipates third quarter 2006 sales between $2.85 billion and $2.90 billion and diluted earnings per share between $0.36 and $0.38, reflecting the effect of last year’s hurricanes, timing of the Easter holiday, and higher energy costs.

Conference Call and Related Financial Information

In conjunction with its second quarter earnings release, ARAMARK will discuss its results in a conference call broadcast live over the Internet on May 10, 2006 at 10:00 a.m. Eastern Time. Interested parties are invited to log on to www.aramark.com to listen to this webcast. A recording of the conference call will be available on that website.

The balance sheet, income statement and other financial information related to the second quarter of fiscal 2006 are attached to this press release and can also be found on the Investor Relations section of ARAMARK’s website at www.aramark.com.

Certain previously undisclosed financial information, as well as reconciliations of non-GAAP financial measures that are disclosed in the conference call, will also be available on the Investor Relations section of ARAMARK’s website.

About ARAMARK

ARAMARK is a leader in professional services, providing award-winning food services, facilities management, and uniform and career apparel to health care institutions, universities and school districts, stadiums and arenas, and businesses around the world. In FORTUNE magazine’s 2006 list of “America’s Most Admired Companies,” ARAMARK was ranked number one in its industry, consistently ranking since 1998 as one of the top three most admired companies in its industry as evaluated by peers and industry analysts. The company was also ranked first in its industry in the 2006 FORTUNE 500 survey. Headquartered in Philadelphia, ARAMARK has approximately 240,000 employees serving clients in 20 countries. Learn more at the company’s Web site, www.aramark.com

Forward-Looking Statements

Forward-looking statements speak only as of the date made. We undertake no obligation to update any forward-looking statements, including prior forward-looking statements, to reflect the events or circumstances arising after the date as of which they were made. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us.

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views as to future events and financial performance with respect to our operations. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “aim,” “anticipate,” “are confident,” “estimate,” “expect,” “will be,” “will continue,” “will likely result,” “project,” “intend,” “plan,” “believe,” “look to” and other words and terms of similar meaning in conjunction with a discussion of future operating or financial performance.

These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that might cause such a difference include: unfavorable economic conditions; ramifications of any future terrorist attacks or increased security alert levels; increased operating costs, including labor-related and energy costs; shortages of qualified personnel or increases in labor costs; costs and possible effects of further unionization of our workforce; currency risks and other risks associated with international markets; risks associated with acquisitions, including acquisition integration issues and costs; our ability to integrate and derive the expected benefits from our recent acquisitions; competition; decline in attendance at client facilities; unpredictability of sales and expenses due to contract terms and terminations; the impact of natural disasters on our sales and operating results; the risk that clients may become insolvent; the contract intensive nature of our business, which may lead to client disputes; high leverage; claims relating to the provision of food services; costs of compliance with governmental regulations and government investigations; liability associated with noncompliance with governmental regulations, including regulations pertaining to food services, the environment, the Federal school lunch program, Federal and state employment and wage and hour laws and import and export controls and customs laws; dram shop compliance and litigation; contract compliance and administration issues, inability to retain current clients and renew existing client contracts; determination by customers to reduce their outsourcing and use of preferred vendors; seasonality; and other risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management Discussion and Analysis of Results of Operations and Financial Condition” sections of and elsewhere in ARAMARK’s SEC filings, copies of which may be obtained by contacting ARAMARK’s investor relations department via its website www.aramark.com.

# # #

Editor’s Note: ARAMARK defines organic growth as sales growth adjusted to exclude the effects of acquisitions, divestitures and the impact of currency translation.

ARAMARK CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In Thousands, Except Per Share Amounts)

	Three Months Ended
	March 31, 2006	April 1, 2005
Sales	$2,829,495	$2,659,142

Costs and Expenses:
Cost of services provided	2,580,379	2,428,549
Depreciation and amortization	83,614	78,897
Selling and general corporate expenses	41,913	35,814

	2,705,906	2,543,260

Operating income	123,589	115,882
Interest and other financing costs, net	35,072	33,360

Income before income taxes	88,517	82,522
Provision for income taxes	29,886	29,428

Net income	$58,631	$53,094

Earnings Per Share:
Basic	$0.32	$0.28
Diluted	$0.32	$0.28

Weighted Average Shares Outstanding:
Basic	183,465	187,388
Diluted	185,221	189,583

ARAMARK CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In Thousands, Except Per Share Amounts)

	Six Months Ended
	March 31, 2006	April 1, 2005
Sales	$5,755,423	$5,389,375

Costs and Expenses:
Cost of services provided	5,221,972	4,902,589
Depreciation and amortization	165,511	156,552
Selling and general corporate expenses	85,732	70,388

	5,473,215	5,129,529

Operating income	282,208	259,846
Interest and other financing costs, net	69,161	64,635

Income before income taxes	213,047	195,211
Provision for income taxes	61,295	69,671

Net income	$151,752	$125,540

Earnings Per Share:
Basic	$0.83	$0.67
Diluted	$0.82	$0.66

Weighted Average Shares Outstanding:
Basic	183,581	186,506
Diluted	185,366	189,215

Note: Fiscal 2006 net income includes a $14.9 million ($0.08 per share) favorable income tax adjustment based on the settlement of certain open tax years.

ARAMARK CORPORATION AND SUBSIDIARIES

SELECTED CONSOLIDATED BALANCE SHEET DATA

(Unaudited)

(In Thousands)

	March 31, 2006	September 30, 2005
Assets
Current Assets	$1,460,632	$1,443,227
Property and Equipment, net	1,172,116	1,211,454
Goodwill	1,701,770	1,682,749
Other Assets	838,707	819,670

	$5,173,225	$5,157,100

Liabilities and Shareholders’ Equity
Current Liabilities (1)	$1,390,288	$1,518,680
Long-Term Borrowings	1,876,087	1,794,522
Other Liabilities	493,067	518,434
Total Shareholders’ Equity	1,413,783	1,325,464

	$5,173,225	$5,157,100

(1)	- Includes $27.0 million and $46.4 million of current maturities of long-term borrowings as of March 31, 2006 and September 30, 2005, respectively.

ARAMARK CORPORATION AND SUBSIDIARIES

SELECTED CONSOLIDATED CASH FLOW DATA

(Unaudited)

(In Thousands)

	Six Months Ended
	March 31, 2006	April 1, 2005
Cash flows from operating activities:
Net income	$151,752	$125,540
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	165,511	156,552
Income taxes deferred	(19,205)	(3,370)
Changes in noncash working capital	(130,672)	(121,817)
Net proceeds from sale of receivables	15,300	36,000
Other operating activities	1,049	(17,814)

Net cash provided by operating activities	183,735	175,091

Cash flows from investing activities:
Net purchases of property and equipment and client contract investments	(102,804)	(142,653)
Acquisitions and other investing activities	(33,489)	(82,632)

Net cash used in investing activities	(136,293)	(225,285)

Cash flows from financing activities:
Net proceeds from long-term borrowings	54,358	143,490
Dividend payments	(25,270)	(20,216)
Proceeds from issuance of common stock	30,142	28,315
Repurchase of stock and other financing activities	(106,774)	(97,245)

Net cash provided by (used in) financing activities	(47,544)	54,344

Increase (decrease) in cash and cash equivalents	$(102)	$4,150

ARAMARK CORPORATION AND SUBSIDIARIES

SALES AND OPERATING INCOME BY SEGMENT

SUPPLEMENTAL DATA

(Unaudited)

(In Thousands)

	Three Months Ended
	March 31, 2006	April 1, 2005
Sales
Food and Support Services - United States	$1,785,622	$1,705,705
Food and Support Services - International	641,955	569,283
Uniform and Career Apparel - Rental	299,276	280,800
Uniform and Career Apparel - Direct Marketing	102,642	103,354

	$2,829,495	$2,659,142

Operating Income
Food and Support Services - United States (1)	$73,922	$77,608
Food and Support Services - International (2)	33,614	17,693
Uniform and Career Apparel - Rental	31,335	29,400
Uniform and Career Apparel - Direct Marketing	(335)	1,249
Corporate	(14,947)	(10,068)

	$123,589	$115,882

(1)	Includes $9.7 million gain on real estate sale by equity affiliate in second quarter of fiscal 2005.
(2)	Includes $7.4 million charge for exiting West Africa business and severance in second quarter of fiscal 2005.

ARAMARK CORPORATION AND SUBSIDIARIES

SALES AND OPERATING INCOME BY SEGMENT

SUPPLEMENTAL DATA

(Unaudited)

(In Thousands)

	Six Months Ended
	March 31, 2006	April 1, 2005
Sales
Food and Support Services - United States	$3,668,069	$3,482,236
Food and Support Services - International	1,265,113	1,121,293
Uniform and Career Apparel - Rental	594,997	556,974
Uniform and Career Apparel - Direct Marketing	227,244	228,872

	$5,755,423	$5,389,375

Operating Income
Food and Support Services - United States (1)	$184,145	$172,282
Food and Support Services - International (2)	58,246	38,834
Uniform and Career Apparel - Rental	64,451	60,026
Uniform and Career Apparel - Direct Marketing	6,650	9,559
Corporate	(31,284)	(20,855)

	$282,208	$259,846

(1)	Includes $9.7 million gain on real estate sale by equity affiliate in second quarter of fiscal 2005.
(2)	Includes $7.4 million charge for exiting West Africa business and severance in second quarter of fiscal 2005.

ARAMARK CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

ORGANIC SALES GROWTH

(Unaudited)

(In thousands)

Management believes that presentation of sales growth in the quarterly and year-to-date periods adjusted to eliminate the effects of acquisitions, divestitures and the impact of currency translation (organic growth), provides useful information to investors because it enhances comparability between the current year and prior year reporting periods. Elimination of the currency translation effect provides constant currency comparisons without the distortion of currency rate fluctuations.

	Three Months Ended		% Change	Six Months Ended		% Change
	March 31, 2006	April 1, 2005		March 31, 2006	April 1, 2005
ARAMARK Corporation Consolidated Sales (as reported)	$2,829,495	$2,659,142	6%	$5,755,423	$5,389,375	7%
Effect of Currency Translation	—	(13,490)		—	(26,910)
Effect of Acquisitions and Divestitures	(53,234)	(33,226)		(105,303)	(49,494)

ARAMARK Corporation Consolidated Sales (as adjusted)	$2,776,261	$2,612,426	6%	$5,650,120	$5,312,971	6%

Food and Support Services - International Sales (as reported)	$641,955	$569,283	13%
Effect of Currency Translation	—	(13,490)

Food and Support Services - International Sales (excluding currency translation)	641,955	555,793	16%
Effect of Acquisitions and Divestitures	(48,922)	(14,142)

Food and Support Services - International Sales (as adjusted)	$593,033	$541,651	9%

ARAMARK CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

FORECASTED FULL YEAR DILUTED EARNINGS PER SHARE

(Unaudited)

Fiscal 2006 net income includes a $14.9 million favorable income tax adjustment based on the settlement of certain open tax years. This item has been excluded from the comparisons of forecasted earnings per share due to the size and unusual nature of this item.

	Fiscal Year Ended September 29, 2006
Forecasted Range of Diluted Earnings Per Share	$1.68	-	$1.73
Less: Favorable Income Tax Adjustment	(0.08)		(0.08)

Forecasted Range of Diluted Earnings Per Share (as adjusted)	$1.60	-	$1.65